EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AEGON USA, LLC Profit Sharing Plan for the registration of 6,000,000 Common Shares, of our reports dated March 25, 2008, with respect to the consolidated financial statements and schedules of AEGON N.V., and the effectiveness of internal control over financial reporting of AEGON N.V., included in its Annual Report (Form 20-F) for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

/s/ Ernst & Young Accountants LLP
The Hague, the Netherlands March 11, 2009

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